Exhibit 10.8
Letter of Confirmation of Interest of Related Party Loans

Party A: Universal Solar Technology, Inc.
Party B: Ling Chen

Whereas:
1.	Party A is a public company trading on OTC BB;
2.	Party B is Director of Party A;

Party A and Party B agree that all loans provided by Party B to Party A will bear interest at the interest rate of 3.50% per annum since January 1, 2011. Party A can make payment of accrued interest when its cash flow circumstance allows.

Party A: Universal Solar Technology, Inc.
/s/ Wensheng Chen

Party B: Ling Chen
/s/ Ling Chen